UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 5.07.    Submission of Matters to a Vote of Security Holders.
 The Company held its annual meeting of shareholders on Wednesday, May 24, 2023, at which the following matters were submitted to a vote of the shareholders. Each of the matters was described in the Company’s 2023 Proxy Statement. The votes as to each such matter were as follows:

(1)    Votes regarding the election of the persons named below as Class I directors for a term expiring in 2026:

	For	Withheld	Broker Non-Votes
Edward G. Galante	44,006,922	3,683,740	1,933,911
Alison A. Quirk	47,398,905	291,757	1,933,911
Shelley Stewart, Jr.	47,565,800	124,862	1,933,911
John R. Welch	44,767,986	2,922,676	1,933,911
(2)        Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
44,463,494	3,007,613	219,555	1,933,911
(3)        Advisory vote on frequency of future advisory votes on executive compensation

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
46,059,982	7,472	1,518,423	104,785	1,933,911
Accordingly, future advisory votes on executive compensation will be held every year.
(4)        Vote to ratify the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

For	Against	Abstain	Broker Non-Votes
49,153,467	436,626	34,480	0
9.01.    Financial Statements and Exhibits.
 (d)    Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 24, 2023	/s/ Eric J. Dugas
Executive Vice President and Chief Financial Officer

2